UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  November 4, 2012

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
Item 7.01.  Regulation FD Disclosure.

On November 5, 2012,  KBW, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing its financial results for the quarter and nine months ended September 30, 2012, a copy of which is attached hereto as Exhibit 99.1.

The Company further announced in the Press Release that it plans to exit its business in Asia through a shut down of operations of its wholly-owned subsidiary, Keefe, Bruyette & Woods Asia Limited (“KBW Asia”), as described in Item 2.05 of this Form 8-K below.

The Company further announced in the Press Release that the Company’s board of directors (the “Board”) declared a quarterly cash dividend of $0.05 per share of outstanding common stock, payable on December 14, 2012, to stockholders of record as of the close of business on December 5, 2012. The declaration of any future cash dividend, including the amount of such dividend and the establishment of record and payment dates, will be determined by the Board in its sole discretion.

The Press Release, dated November 5, 2012, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On November 5, 2012, the Company announced that it plans to exit the Asian markets through a shutdown of KBW Asia. The Company has determined that an exit from the Asian market is appropriate to eliminate the current loss run-rate. The exit is expected to be completed before the end of the quarter ending December 31, 2012.

As a result of the exit, the Company expects to recognize restructuring-related expenses. The exit is expected to result in a decrease in the Company’s workforce of approximately 23 full time employees. It is estimated that the Company will incur severance costs of approximately $4.0 million. The annualized salary and benefits expense associated with the employees included in this exit is approximately $7.0 million in the aggregate.

Special Note Regarding Forward Looking Statements

This Form 8-K contains “forward-looking” statements, including, without limitation, statements related to projected cost savings resulting from the Company’s exit of the Asian markets, estimated restructuring and transition related costs and the expected timing for completion of the exit. Any statements contained in this Form 8-K that are not statements of historical or current fact may be forward-looking statements. These statements are only predictions based on the Company’s current expectations and projections about future events. Forward-looking statements involve risks and uncertainties.

The Company’s actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of numerous risks and uncertainties, which include, without limitation, (1) limitations on the ability of the Company to exit the Asian markets as currently planned and within the expected timeframe, (2) the possibility of not achieving the expected financial impact of the exit (including costs and cost savings), which could be caused by several factors, including unanticipated charges not currently contemplated by the exit, the unpredictability of any negotiations with employees relating to severance, and negotiations pertaining to existing contracts and commitments with vendors, landlords, service providers or other third parties, (3) adjustments arising in the normal course of completing the Company’s fourth quarter and year-end financial closing process and (4) overall market conditions.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 contains, under the heading “Risk Factors,” a more comprehensive description of risks to which the Company is subject.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendments to Change of Control Agreements

On November 4, 2012, the compensation committee (the “Compensation Committee”) of the Board approved certain actions in respect of amended and restated change of control agreements entered into by and between the Company and certain officers of the Company, which agreements were dated December 31, 2008 and further amended to reflect certain tax law changes on December 31, 2010 (together, the “Change of Control Agreements”). Robert Giambrone and Mitchell B. Kleinman, each a named executive officer of the Company, were among the officers with whom the Company entered into Change of Control Agreements. In January 2010, the Compensation Committee determined to not renew these and other Change of Control Agreements.  At that time, and at subsequent meetings, the Committee noted its intention to consider the adoption of replacement agreements prior to such expiration on terms generally consistent with other executive employment agreements.   On November 1, 2010, the Company delivered non-renewal notices to Messrs. Giambrone and Kleinman which would have resulted in a scheduled expiration on December 31, 2012.

After consultation with its independent compensation consultant, the Compensation Committee deemed it to be in the best interests of the Company to temporarily extend expiration of the Change of Control Agreements and accordingly, on November 4, 2012 the Compensation Committee adopted resolutions approving extensions of such agreements to either: (i) March 31, 2013 or, (ii) if an agreement relating to a transaction which may result in a “Change of Control” (as defined in the Change of Control Agreements) of the Company (such a transaction, a “Change of Control Transaction”) is entered into by the Company prior to March 31, 2013, until the date of the closing of such Change of Control Transaction or the termination of the agreement in respect of such Change of Control Transaction. The Compensation Committee further authorized and instructed the Company to deliver written notices of such extension to each of Messrs. Giambrone and Kleinman.

The foregoing description of each Change of Control Agreement and the Non-Extension Notices are qualified by reference to the terms of each such document. Copies of the Change of Control Agreements with Messrs. Giambrone and Kleinman were filed as Exhibits 10.17 and 10.18, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on February 27, 2009. Copies of the amendments to the Change of Control Agreements with Messrs. Giambrone and Kleinman, dated December 31,

2010, were filed as Exhibits 10.21 and 10.24, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed on February 25, 2011. Copies of the non-renewal notices, dated November 1, 2010, delivered to Messrs. Giambrone and Kleinman, were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which was filed on November 5, 2010.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this Form 8-K:

99.1 Press Release issued by KBW, Inc. dated November 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 5, 2012

KBW, INC.

By: /s/ Mitchell B. Kleinman .
Name: Mitchell B. Kleinman
Title: General Counsel